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                                                                    EXHIBIT 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES


The 1999 ratio of earnings to fixed charges of 1.53 is computed as follows. "Earnings" consists of pretax earnings of $98,835, interest expense and amortization of debt issuance costs of $108,660, and one-third of rental payments on operating leases of $17,058 totaling $224,553. "Fixed Charges" consists of interest expense and amortization of debt issuance costs of $108,660, one-third of rental payments on operating leases of $17,058, and capitalized interest of $21,036 totaling $146,754.
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The 1998 ratio of earnings to fixed charges of 1.34 is computed as follows.
"Earnings" consists of pretax earnings of $73,551, interest expense and amortization of debt issuance costs of $74,901, and one-third of rental payments on operating leases of $4,872 totaling $153,324. "Fixed Charges" consists of interest expense and amortization of debt issuance costs of $74,901, one-third of rental payments on operating leases of $4,872, and capitalized interest of $34,288 totaling $114,061.

The 1997 ratio of earnings to fixed charges of 1.30 is computed as follows. "Earnings" consists of pretax earnings of $37,633 (excluding write-off of capital investment of $27,100), interest expense and amortization of debt issuance costs of $52,834, and one-third of rental payments on operating leases of $10,548 totaling $101,015. "Fixed Charges" consists of interest expense and amortization of debt issuance costs of $52,834, one-third of rental payments on operating leases of $10,548, and capitalized interest of $14,322 totaling $77,704.

The 1996 ratio of earnings to fixed charges of 2.11 is computed as follows. "Earnings" consists of pretax earnings of $59,588, interest expense and amortization of debt issuance costs of $35,577, and one-third of rental payments on operating leases of $9,114 totaling $104,279. "Fixed Charges" consists of interest expense and amortization of debt issuance costs of $35,577, one-third of rental payments on operating leases of $9,114, and capitalized interest of $4,731 totaling $49,422.

The 1995 ratio of earnings to fixed charges of 1.86 is computed as follows. "Earnings" consists of pretax earnings of $26,239, interest expense and amortization of debt issuance costs of $18,460, and one-third of rental payments on operating leases of $7,634 totaling $52,333. "Fixed Charges" consists of interest expense and amortization of debt issuance costs of $18,460, one-third of rental payments on operating leases of $7,634, and capitalized interest of $2,042 totaling $28,136.